Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
     We consent to the use of our report dated June 23, 2005, with respect to the combined financial statements of Communication Technology Advisors LLC and Capital & Technology Advisors LLC included in this Form 8-K/A of Tejas Incorporated.
/s/      Bollam, Sheedy, Torani & Co. LLP
Albany, New York
September 14, 2005